Exhibit 25.02

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FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

BNY Trust Company of Missouri

(Exact name of trustee as specified in its charter)

Missouri                                                                                                                                 13-5160382
(State of incorporation                                                                                                             (I.R.S. employer
if not a U.S. national bank)                                                                                                         identification no.)

911 Washington Avenue
St. Louis, Missouri                                                                                                                         63101
(Address of principal executive offices)                                                                                         (Zip code)

Entergy Arkansas, Inc.
(Exact name of obligor as specified in its charter)

Arkansas                                                                                                                                         71-0005900
(State or other jurisdiction of                                                                                                         (I.R.S. employer
incorporation or organization)                                                                                                             identification no.)

425 West Capitol
Little Rock, Arkansas                                                                                                                             72201
(Address of principal executive offices)                                                                                                     (Zip code)

_____________

First Mortgage Bonds

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1. General information. Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

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Name Address

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Missouri Division of Finance                                                                                         301 West High Street
Missouri                                                                                                                       Jefferson City, Missouri 65102-0714

(b) Whether it is authorized to exercise corporate trust powers.

Yes

2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16. List of Exhibits. (ATTACH COPIES)

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).
  A copy of the Articles of Agreement of BNY Trust Company of Missouri, as now in effect.
  A copy of the Certificate of Incorporation which contains the authority to commence business and a grant of powers to exercise corporate trust powers.

4. A copy of the existing By-laws of the Trustee.

  The consent of the Trustee required by Section 321(b) of the Act.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Trust Company of Missouri, a corporation organized and existing under the laws of the State of Missouri, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of St. Louis, and the State of Missouri, on the 17th day of October, 2003.

BNY Trust Company of Missouri

By:  _____________________________

    Name: Robert D. Hertzenberg

Title: ASSISTANT SECRETARY

THE CONSENT OF THE TRUSTEE

REQUIRED BY 321 (b) OF THE ACT

BNY Trust Company of Missouri, the Trustee executing the statement of eligibility and qualification to which this Exhibit is attached does hereby consent that reports of examinations of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore in accordance with the provisions of 321 (b) of the Trust Indenture Act of 1939.

BNY TRUST COMPANY OF MISSOURI

October 3, 2003 BY:/s/ Cheryl A. Rain
Date Cheryl A. Rain
Assistant Vice President

BY-LAWS

of

BNY TRUST COMPANY OF MISSOURI

(Amended as of October 8, 2002)

ARTICLE I

OFFICES

Section 1. The registered office of BNY Trust Company of Missouri (the "Company") formed under Chapter 362 of the Missouri Revised Statutes, as amended (the "Statutes"), shall be located in the State of Missouri, in the County of St. Louis City, and in the City of St. Louis. The Company may also have offices at such other places within and outside the State of Missouri as permitted by law and as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

SHAREHOLDERS

Section 1. Time and Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose may be held at such time and place, within the State of Missouri, as shall be prescribed from time to time by the Board of Directors. In the absence of a designation of a place for any such meeting by the Board of Directors, each such meeting shall be held at the principal office of the Company.

Amended April 23,1999

Section 2. Annual Meetings. An annual meeting of shareholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The annual meeting each year shall be held on the 3rd Wednesday in January. The time of the meeting shall be determined by the Board of Directors. The shareholders of the Company may approve business by proxy and cancel such shareholders' meeting.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Board of Directors or by the holders of a majority of the outstanding shares entitled to vote on the matter for which the meeting is called by written request executed by such holders and delivered to the Chairman or the Secretary of the Company.

Section 4. Notice of Meetings. Notice of annual or special shareholders' meetings stating the place, day, and hour of the meeting, shall be published at least ten days prior to the meeting and once a week after the first publication with the last publication being not more than seven days before the day fixed for such meeting, in some daily or weekly newspaper printed and published in the city or town in which the Company is located and if there is none, then in some newspaper printed and published in the county in which the Company is located, and if there is none, then in some newspaper printed and published in an adjoining county. A written or printed copy of the notice shall be delivered personally or mailed to each shareholder at least ten but not more than fifty days before the date of the meeting, and shall state, in addition to the place, day and hour, the purpose of any special or annual meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the records of the Company, with postage thereon prepaid.

Any shareholder entitled to receive notice may waive notice of any meeting by a writing executed and delivered to the secretary of the Company before, during or after the meeting. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, unless the shareholder attends such meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 5. Quorum. The holders of record of a majority of the shares issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Articles of Agreement. If a quorum is not represented, the holders of record of a majority of the shares represented in person or by proxy at the meeting and entitled to vote thereat shall have power, to adjourn the meeting to another date no longer than 90 days after the adjournment, without notice other than the announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 6. Voting. At all meetings of the shareholders, each shareholder shall be entitled to vote, in person or by proxy, each share owned by such shareholder of record on the record date for the meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be permitted at any meeting of the shareholders in electing directors. When a quorum is present at any meeting, the affirmative vote of the holders of record of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless otherwise provided by law.

Section 7. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote on the matter submitted. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The secretary shall file such consents with the minutes of the meetings of the shareholders.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or vote by proxy which is executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary or other person authorized to tabulate votes at any time prior to the commencement of the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Company shall be managed and controlled by or under the direction of its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things that are not by law, by the Articles of Agreement or by these By-laws directed or required to be exercised or done by the shareholders.

Amended April 23,1999

Section 2. Number, Qualification and Tenure. The Board of Directors of the Company shall consist of not less than five members and not more than thirty-five members. Each director shall be a citizen of the United States, and at least a majority of the directors must be residents of Missouri at the time of their election and remain a resident throughout their term. A director will be deemed a resident of Missouri even if the director resides within a 100 mile radius of the principal office of the trust company and the residence is in another state adjoining and contiguous to the state of Missouri. If the director is a nonresident of Missouri, the director shall upon election as a director file with the president of the Company written consent to service of legal process upon him in his capacity as a director by service of the legal process upon the president as though the same were personally served upon the director in Missouri.

Within the above specified limits, the number of directors may be increased from time to time by resolution of the Board of Directors adopted at a meeting by a two-thirds majority vote of the total number thereof. The total number of directors may be increased by only two directors during any one year unless such increase would bring the total number of directors to more than thirty-five. The increase shall be effective only until the next regular shareholders' meeting at which time the shareholders shall approve or reject the increase. The directors shall be elected at the annual meeting of shareholders, except as provided in the Articles of Agreement or Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, termination, resignation or removal from office. The Board of Directors may decrease the number of directors and any decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors shall be filled by election by the shareholders except as herein provided. Vacancies not exceeding one-third of the whole number of the board may be filled by the affirmative vote of a majority of the directors then in office, and the directors so elected may hold office until such vacancies are filled by the shareholders at a special or annual meeting or until the earlier death, termination, resignation or removal from office of such director.

Section 4. Place of Meetings. Meetings of the Board of Directors, both regular and special, or of any committees designated by the Board of Directors maybe held at any place within or outside the State of Missouri.

Section 5. Meetings. The Board of Directors shall hold a meeting immediately following each annual meeting of the shareholders. The Board of Directors shall also hold regular monthly meetings unless Missouri's Director of Finance has approved less frequent meetings. Such regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may designate from time to time. No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting. Special meetings of the Board of Directors may be called by or at the request of the Chairman or by the Secretary at the written request of a majority of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given at least twenty-four hours prior thereto, either in writing, by facsimile or telephonically to each director at the address shown for such director on the records of the Company.

Section 6. Waiver of Notice; Business and Purpose. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice either before or after the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and at the beginning of such meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, unless specifically required by law.

Amended July 20, 2000

Section 7. Quorum and Voting. At all meetings of the Board of Directors a majority of the total number of directors then in office and either physically present at the meeting or attending by telephonic conference call or video conferencing as permitted by law, shall constitute a quorum for the transaction of business and shall be entitled to vote unless another number is required by the Articles of Agreement, these By-Laws or by law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting without notice other than an announcement at the meeting, to any other date, time and place until a quorum shall be present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Agreement. Withdrawal of directors from any meeting shall not cause the failure of a duly constituted quorum at such meeting. A director who is in attendance at a meeting of the Board of Directors but who abstains from the vote on any matter by announcing his abstention to the person acting as secretary of the meeting and not voting on such matter shall not be deemed to be present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed to be present at such meeting for all other purposes.

Section 8. Organization. The Chairman, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman is not elected or if elected, is not present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

Section 9. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate two or more directors to constitute an Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may create one or more other committees, including, without limitation, an Audit Committee and a Trust Committee, and appoint three or more directors to serve on each such committee as required by law. Each director appointed to serve on any such committee shall serve, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board of Directors or until his respective successor is designated. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee. In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company between the meetings of the Board of Directors, and any other committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution establishing or outlining the duties of such committee, or the Articles of Agreement or these By-laws provided, however, that no committee may take any action that is expressly required by law, the Articles of Agreement or these By-laws to be taken by the Board of Directors and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Company in the custody of the Secretary, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

Meetings of committees may be called at any time by the Chairman, or the chairman of the respective committee. A majority of the members of the committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. Except as expressly provided in this section or in the resolution designating the committee, a majority of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Renumbered from Section 11 to Section 10 July 20, 2000

Section 10. Presumption of Assent. A director who, is present at a meeting of the Board of Directors or any committee thereof when corporate action is taken shall be deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting to holding such meeting or transacting business at such meeting; (b) his dissent from the action taken is entered in the minutes of such meeting; or (c) he delivers written notice of his dissent to the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary immediately after the adjournment of such meeting. The right of dissent is not available to a director who votes in favor of the action taken.

ARTICLE IV

OFFICERS

Section 1. Officers; Election. Within 30 days after the annual meeting of stockholders, the Board of Directors shall elect from among its members a President, and it may, if it so determines, elect from among its members a Chairman of the Board. The Board of Directors shall also elect one or more Vice Presidents and a Secretary. The Board of Directors may also elect one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers, a Treasurer and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person except President and Secretary.

Section 2. Term of Office Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors, the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the election of any officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned by the Board of Directors and as may be provided by law.

Section 4. President. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The President shall be the chief executive officer and shall have general charge and supervision of the business of the Company and, in general, shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned by the Board of Directors or as may be provided by law.

Section 5. Executive Vice President. The Executive Vice President or Executive Vice Presidents, at the request or in the absence of the President or during the President's inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there is more than one Executive Vice President, the Board may determine which one or more of the Executive Vice Presidents shall perform any of such duties; or if such determination is not made by the Board of Directors, the President may make such determination; otherwise, any of the Executive Vice Presidents may perform any of such duties. The Executive Vice President or Executive Vice Presidents shall have such other powers and shall perform such other duties as may, from time to time, be assigned by the Board of Directors or the President or as may be provided by law.

Section 6. Senior Vice Presidents. The Senior Vice President or Senior Vice Presidents, at the request of or in the absence of the President and Executive Vice President(s) or during the President's and Executive Vice Presidents' inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there is more than one Senior Vice President, the Board of Directors may determine which one or more of the Senior Vice Presidents shall perform any of such duties; or if such determination is not made by the Board of Directors, the President may make such determination; otherwise, any of the Senior Vice Presidents may perform any of such duties. The Senior Vice President or Senior Vice Presidents shall have such other powers and shall perform such other duties as may, from, time to time, be assigned by the Board of Directors or the President or as may be provided by law.

Section 7. Vice Presidents. The Vice President or Vice Presidents shall have such powers and shall perform such duties as may, from time to time, be assigned to him or her or them by the Board of Directors, the President, any Executive Vice President or any Senior Vice President or as may be provided by law.

Section 8. Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law, shall be custodian of the records of the Company, may affix the Corporate seal to any document on behalf of the Company, the execution of which is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned by the Board of Directors, the President, any Senior Vice President or as may be provided by law.

Section 9. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board of Directors may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Company, shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Company, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the President or as may be provided by law.

Section 10. Other Officers. The other officers, if any, of the Company shall have such powers and duties in the management of the Company as shall be stated in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

SIGNING AUTHORITY

Section 1. Real Property. Real property owned by the Company in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board of Directors and as required by law. The Board of Directors may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Company in its own right with such maximum values as the Board of Directors may fix in its authorizing resolution.

Amended October 8, 2002

Section 2. Senior Signing Powers. Subject to the exception provided in Section 5.1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Company in all transactions arising out of, or in connection with, the normal course of the Company's business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Company thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Company authorized in or pursuant to Section 3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 2, is authorized to attest to the seal of the Company on any documents requiring such seal.

Section 3. Limited Signing Powers. Subject to the exception provided in Section 5.1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Company to specified classes of documents set forth in a resolution of the Board of Directors applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

Amended October 8, 2002

Section 4. Powers of Attorney. All powers of attorney on behalf of the Company shall be executed by any officer of the Company jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director, provided that the execution by such Senior Vice President or Managing Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

Section 5. Auditor. The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Company, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

ARTICLE VI

CERTIFICATES FOR SHARES, ETC.

Section 1. Form. The shares of the Company may be represented by certificates or the Board of Directors may provide by resolution or resolutions that some or all of any class or series of the Company's shares shall be uncertificated shares. If the Board of Directors does not elect to issue uncertificated shares, each certificate for shares shall be consecutively numbered or otherwise identified. Certificates representing shares in the Company shall be signed by or in the name of the Company by the Chairman or the President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company and sealed with the seal of the corporation. Any or all of the signatures on the certificate may be a facsimile and the seal may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Company with the same effect as if the person were such, officer, transfer agent or registrar at the date of its issue. In the event the Board of Directors elects to issue uncertificated shares, no shareholder shall be entitled to a certificate.

Section 2. Transfer. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares or a stock power or other evidence of ownership satisfactory to the Company duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate or uncertificated shares in place of any certificate or other evidence of ownership therefor issued by the Company to the person entitled thereto, cancel the old certificate or other evidence of ownership and record the transaction in its share book.

Section 3. Replacement. In case of loss, destruction, mutilation or theft of a certificate representing shares of the Company, a new certificate may be issued upon the surrender of the mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or the owner's legal representative, to give the Company a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Company against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed or stolen.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

Section 1. Third Party Actions. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, other than an action, suit or proceeding by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, the Company shall be required to indemnify an officer, director or employee in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Actions by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including all appeals, by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

Section 3. Indemnity if Successful. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

Section 4. Standard of Conduct. Except in a situation governed by Section 3 of this Article, any indemnification under Section 1 or 2 of this Article, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2, as applicable, of this Article. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 5. Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article.

Section 6. Non-exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to other Sections of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, the Articles of Agreement, by-laws, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article. Insurance purchased by the Company in accordance with this Section 7 may but need not (i) be for the benefit of all directors, officers, employees and agents of the Company and (ii) provide also for the indemnification or reimbursement to the Company of and for payments and obligations to make payments by the Company to any of its directors, officers, employees or agents to the extent such payments or obligations to make payments are permitted under this Article.

Section 8. Definitions. For purposes of this Article, references to "the Company" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

For purposes of this Article, references to "other enterprise" shall include employee benefit plan; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.

Section 9. Reports to Shareholders. If required by law, the Company shall report any indemnity payment or advancement of expenses by the Company to any director, officer, employee or agent provided for in this Article to the shareholders in writing either with or before the distribution of the notice of the next shareholders' meeting.

Section 10. Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise, provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 12. Amendment. The right to indemnification conferred by this Article shall be deemed to be a contract between the Company and each person referred to herein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Company shall be fixed from time to time by resolution of the Board of Directors.

Section 2. The Seal. The Board of Directors shall provide a corporate seal for the Company which may be affixed to any document, certificate or paper and attested by such individuals as provided by these By-laws or as the Board of Directors may from time-to-time determine.

Section 3. Notices and Mailing. Except as otherwise provided in the Statutes, the Articles of Agreement or these By-laws, all notices required to be given by any provision of these By-laws shall be deemed to have been given (i) when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery, or (iv) four days after being deposited, properly addressed, in the U.S. mail, certified or registered mail, postage prepaid.

Section 4. Waiver of Notice. Whenever any notice is required to be given under the Act or the provisions of the Articles of Agreement or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 5. Interpretation. In these By-laws, unless a clear contrary intention appears, the singular number includes the plural number and vice versa, and reference to either gender includes the other gender.

ARTICLE IX

AMENDMENTS

These By-laws may be made, altered, amended or repealed by the shareholders or the Board of Directors

SIGNING AUTHORITIES

Extract from By-laws

of

BNY TRUST COMPANY OF MISSOURI

ARTICLE V

As Amended through October 8, 2002

Section 1. Real Property. Real property owned by the Company in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board of Directors and as required by law. The Board of Directors may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Company in its own right with such maximum values as the Board of Directors may fix in its authorizing resolution.

Section 2. Senior Signing Powers. Subject to the exception provided in Section 5.1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Company in all transactions arising out of, or in connection with, the normal course of the Company's business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Company thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Company authorized in or pursuant to Section 3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 2, is authorized to attest to the seal of the Company on any documents requiring such seal.

Section 3. Limited Signing Powers. Subject to the exception provided in Section 5.1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Company to specified classes of documents set forth in a resolution of the Board of Directors applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

Section 4. Powers of Attorney. All powers of attorney on behalf of the Company shall be executed by any officer of the Company jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director, provided that the execution by such Senior Vice President or Managing Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

Section 5. Auditor. The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Company, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

SIGNING AUTHORITY RESOLUTION

Pursuant to Article V, Section 3 of the By-laws

RESOLVED, that, pursuant to Article V, Section 3 of the By-laws of BNY Trust Company of Missouri, authority be, and hereby is, granted to the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President, in such instances as in the judgment of any one of said officers may be proper and desirable, to authorize in writing from time-to-time any other officer, employee or individual to have the limited signing authority set forth in any one or more of the following paragraphs applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function:

(A) All signing authority set forth in paragraphs (B) through (I) below except Level C which must be specifically designated.

(B1) Individuals authorized to accept, endorse, execute or sign any bill receivable; certification; contract, document or other instrument evidencing, embodying a commitment with respect to, or reflecting the terms or conditions of, a loan or an extension of credit by the Company; note; and document, instrument or paper of any type, including stock and bond powers, required for purchasing, selling, transferring, exchanging or otherwise disposing of or dealing in foreign currency, derivatives or any form of securities, including options and futures thereon; in each case in transactions arising out of, or in connection with, the normal course of the Company's business.

(B2) Individuals authorized to endorse, execute or sign any certification; disclosure notice required by law; document, instrument or paper of any type required for judicial, regulatory or administrative proceedings or filings; and legal opinions.

(C1) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000 with single authorization for all transactions.

(C2) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000*.

(C3) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $100,000,000.

(C4) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $10,000,000.

(C5) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000,000.

(C6) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $1,000,000.

(C7) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $250,000.

(C8) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $50,000.

(C9) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000.

*Dual authorization is required by any combination of senior officer and/or Sector Head approved designee for non-exempt transactions. Single authorization required for exempt transactions.

(D1) Authority to accept, endorse, execute or sign any contract obligating the Company for the payment of money or the provision of services in an amount up to $1,000,000.

(D2) Authority to accept, endorse, execute or sign any contract obligating the Company for the payment of money or the provision of services in an amount up to $250,000.

(D3) Authority to accept, endorse, execute or sign any contract obligating the Company for the payment of money or the provision of services in an amount up to $50,000.

(D4) Authority to accept, endorse, execute or sign any contract obligating the Company for the payment of money or the provision of services in an amount up to $5,000.

(E) Authority to accept, endorse, execute or sign any guarantee of signature to assignments of stocks, bonds or other instruments; certification required for transfers and deliveries of stocks, bonds or other instruments; and document, instrument or paper of any type required in connection with any Individual Retirement Account or Keogh Plan or similar plan.

(F) Authority to accept, endorse, execute or sign any certificate of authentication as bond, unit investment trust or debenture trustee and on behalf of the Company as registrar and transfer agent.

(G) Authority to accept, endorse, execute or sign any bankers acceptance; letter of credit; and bill of lading.

(H) Authority to accept, endorse, execute or sign any document, instrument or paper of any type required in connection with the ownership, management or transfer of real or personal property held by the Company in trust or in connection with any transaction with respect to which the Company is acting in any fiduciary, representative or agency capacity, including the acceptance of such fiduciary, representative or agency account.

(Il) Authority to effect the external movement of free delivery of securities and internal transfers resulting in changes of beneficial ownership.

(I2) Authority to effect the movement of securities versus payment at market or contract value.

(J) Authority to either sign on behalf of the Company or to affix the seal of the Company to any of the following classes of documents: Trust Indentures, Escrow Agreements, Pooling and Servicing Agreements, Collateral Agency Agreements, Custody Agreements, Trustee's Deeds, Executor's Deeds, Personal Representative's Deeds, Other Real Estate Deeds for property not owned by the Company in its own right, Corporate Resolutions, Mortgage Satisfactions, Mortgage Assignments, Trust Agreements, Loan Agreements, Trust and Estate Accountings, Probate Petitions, responsive pleadings in litigated matters and Petitions in Probate Court with respect to Accountings, Contracts for providing customers with Company products or services.

(N) Individuals authorized to accept, endorse, execute or sign internal transactions only, (i.e., general ledger tickets); does not include the authority to authorize external money movements, internal money movements or internal free deliveries that result in changes of beneficial ownership.

RESOLVED, that any signing authority granted pursuant to this resolution may be rescinded by the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President and such signing authority shall terminate without the necessity of any further action when the person having such authority leaves the employ of the Company.

ARTICLES OF AGREEMENT

Know all men by these presents:

That we, the undersigned, desirous of forming a corporation under the laws of the State of Missouri, and more particularly under the provisions of Chapter 362, RSMo., thereto, for the purpose of establishing a trust company, have entered into the following agreement:

First - That the name of this corporation shall be BNY Trust Company of Missouri.

Second - That the trust company shall be located at 911 Washington Avenue in St. Louis, Missouri and shall be in the County of St. Louis City.

Third - That the amount of the capital stock of the corporation shall be Six Million Six Dollars ($6,000,006) divided into Five Hundred Thousand Six (500,006) Shares of the par value of One Dollar ($1) each; that the same has been bona fide subscribed in good faith and is actually paid up in lawful money of the United States and is in the custody of the persons hereinafter named as the first board of directors; and that the surplus will be Five Million Five Hundred Thousand Dollars ($5,500,000) and the Undivided Profits will be Zero (0).

Fourth - That the names and places of residence of the several shareholders and the number of shares subscribed are as follows:

NAME RESIDENCE NUMBER OR SHARES

The Bank of New York Trust Towermarc Plaza
Company of Florida, N.A. 10161 Centurion Parkway
Jacksonvll1e, FL 32256 500,000

Daniel F. Ferriss 407 Fairwood Lane
St. Louis, MO 63122

Dennis Hagemann 5853 Delor Street
St. Louis, MO 63109

Jennifer J. Ericson . 507 Tuxedo Boulevard
St. Louis, MO 63119

Robert D. Hertzenberg 5295 Waterman Boulevard, A43
St. Louis, MO 63108

Mark F. Ferraris 268 Eakins Road
Manhasset, NY 11030

Thomas J. Kelly 234 Douglas Place
Mt. Vernon, NY 10552 1

Fifth - That the board of directors shall consist of six shareholders, and the following are the names of those agreed upon as the first directors:

Daniel F. Ferriss
Dennis Hagemann
Jennifer J. Ericson
Robert D. Hertzenberg
Mark F. Ferraris
Thomas .J. Kelly

Sixth - That duration of the corporation shall be perpetual.

Seventh - The purposes for which this corporation is formed are to have and exercise all rights and powers of a trust company under Chapter 362, RSMo., except that it shall not accept deposits other than assets held in a fiduciary or trust capacity, loan money or accept for payment drafts drawn upon it for its customers, or engage in personal trust or descendent's estate administration business.

IN TESTIMONY WHEREOF, 1 have. hereunto, this 17th day of October, 1997, set my hand.

THE BANK OF NEW YORK
TRUST COMPANY OF FLORIDA, N.A.

By /s/ Charles E. Rappold
Name: Charles E. Rappold
Title: Chairman of the Board

STATE OF NEW YORK

COUNTY OF NEW YORK

On this 17th day of October, 1997, before me personally appeared Charles E. Rappold, to me known to be Chairman of the Board of The Bank of New York Trust Company of Florida, N.A. and the person described in and who executed the foregoing instrument, and acknowledged that he or she has executed the same in his or her authorized capacity as Chairman of the Board of The Bank of New York Trust Company of Florida, N.A. and as his or her free act and deed.

In testimony whereof, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned.

My commission expires July 31, 1998.

(SEAL)

/s/ Sylvia Cohen
Notary Public

SYLVIA COHEN
Notary Public, State of New York
No. 31-5747950
Qualified in New York county
Commission Expires 7/31/98

IN TESTIMONY WHEREOF, we have hereunto, this 20th day of October, 1997, set our hands.

/s/ Daniel F. Ferriss
Daniel F. Ferriss

/s/ Dennis Hagemann
Dennis Hagemann

Jennifer J. Ericson
Jennifer J. Ericson

Robert D. Hertzenberg
Robert D. Hertzenberg

STATE OF MISSOURI )

COUNTY OF ST. CHARLES )

On this 20th day of October, 1997, before me personally appeared Daniel F. Ferriss; Dennis Hagemann; Jennifer J. Ericson; and Robert D. Hertzenberg, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they have executed the same as their free act and deed.

In testimony whereof, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned.

My commission expires July 20, 1997

/s/ Janine K. Wieda
Notary Public

IN TESTIMONY WHEREOF, we have hereunto, this 22nd day of October, 1997, set our hands.

/s/ Mark Ferraris
Mark Ferraris

/s/ Thomas J. Kelly
Thomas J. Kelly

STATE OF NEW YORK )
COUNTY OF NEW YORK )

On this 22nd day of October, 1997, before me personally appeared Mark F. Ferraris and Thomas J. Kelly, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they have executed the same as their free act and deed.

In testimony whereof, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned.

My commission expires May 31, 1999.

/s/ Robert Schneck
Notary Public

STATE OF MISSOURI

DIVISION OF FINANCE

CERTIFICATE OF INCORPORATION

WHEREAS, Certain persons have associated themselves together by Articles of Agreement under the name of BNY TRUST COMPANY OF MISSOURI and have filed in the office of the Commissioner of Finance, said Articles of Association or Agreement in writing, as provided by law, and have, in all respects, complied with the requirements of law governing the formation of

TRUST COMPANIES;

NOW, THEREFORE, I, EARL L. MANNING, Commissioner of Finance of the State of Missouri, by virtue and authority of law, do hereby certify that said association has, on the date hereof, become a body corporate, duly organized under the name of

BNY TRUST COMPANY OF MISSOURI
911 Washington Avenue
St. Louis, Missouri

and is entitled to all rights and privileges granted to Trust Companies under the laws of this State for a term PERPETUAL and that the amount of the Capital Stock of said corporation is Common Stock $500,006; Surplus $5,500,000; Undivided Profits - 0 - Dollars.

IN TESTIMONY WHEREOF, I hereunto set my hand and affix the Seal of my office. Done at the City of Jefferson, this nineteenth day of March A.D. Nineteen Hundred and Ninety Eight.

/s/ Earl L. Manning
Commissioner of Finance

STATE OF MISSOURI

Division of Finance

I, Earl L. Manning, Commissioner of Finance of the State of Missouri, hereby certify that the above and foregoing is a full, true and complete copy of the Certificate of Incorporation above set forth.

IN TESTIMONY WHEREOF, I hereunto set my hand and affix the Seat of my office. Done at the City of Jefferson, this nineteenth day of March A.D. Nineteen Hundred and Ninety Eight.

s/s Earl L. Manning
Commissioner of Finance

TR-100

STATE OF MISSOURI
DIVISION OF FINANCE
P.O. Box 716
Jefferson City, Missouri 65102-0716

TRUST COMPANY

CONSOLIDATED REPORT OF CONDITION AND INCOME

Report at the close of business date: September 30, 2003 http:// www.bankofny.com

Primary Internet Web Address

BNY Trust Company of Missouri (Home Page) if applicable

Legal Title of Trust Company Example: www.example.com

Saint Louis Saint Louis , Missouri 304

City County Charter Number

OFFICERS' STATEMENT

We, the undersigned officers, do hereby declare that this Report of Condition and Income (including the supporting schedules) are true to the best of our knowledge and belief.

/s/ Belinda Brown /s/ Linda Krull
Signature of Officer Authorized to Sign Report Signature of Officer Authorized to Sign Report

Belinda Brown Linda Krull

Typed or printed name and title Typed or printed name and title

01/28/03 (314) 613-8200 01/28/03

Date of Signature (Area Code) Telephone Number Date of Signature

Person to whom questions concerning

this report should be directed: Robert L. De Paola (212)437-2263

Name (Area Code) Telephone Number

DIRECTORS' ATTEST

We, the undersigned directors, attest to the correctness of this Report of Condition and Income (including supporting schedules) and declare it has been examined by us and to the best of our knowledge and belief is true and correct.

Signature of Director Signature of Director Signature of Director

NOTARIZED

State of Missouri County of St. Louis
(Notary Seal) Sworn to and subscribed before me this 28th day of January , _______

Notary Public
My commission expires August 14,

TR-100

BNY Trust Company of Missouri Page 2

Legal Title of Trust Company

TRUST COMPANY

CONSOLIDATED REPORT OF CONDITION

Report at the close of business: September 30, 2003

Include the institution's subsidiaries. All schedules are to be reported in thousands of dollars. Report the amount outstanding on the last day of the quarter.

SECTION A - BALANCE SHEET thousands of dollars

ASSETS

1. Cash and balances due from depository institutions . 6,062
2. Securities
a. Held-to-maturity securities (must equal Part 1, item 6) 0
b. Available-for-sale securities (must equal Part 1, item 6) -0

3. Assets held in trading accounts . -0
4. Premises and fixed assets (including capitalized leases) 300
5. Other Assets (describe amounts that exceed 25% of this item) . 2,799
a. Taxes due to Parent Company
b. Goodwill 2,193
6. Total Assets (sum of items 1 through 5) . 9,161

LIABILITIES
7. Accounts Payable 0
8. Taxes Payable 75
9. Other liabilities for borrowed money ................................................................................................................... -0-
10. Other liabilities (describe amounts that exceed 25% of this item) ...................................................................... 404
a. Reserve for Taxes 116
b. Accrued Expenses 287
c.

11. Total Liabilities (sum of items 7 through 10) ........................................................................................................ 479

EQUITY CAPITAL
12. Preferred Stock .................................................................................................................................................... -0-
13. Common Stock 500
14. Surplus 8,197
15. a. Undivided Profits (15)
b. Net unrealized holding gains (losses) on available-for-sale securities : -0-
16. Total Equity Capital (sum of items 12 through 15b) ............................................................................................ 8,682
17. Total Liabilities and Equity Capital (sum of items 11 and 16) .............................................................................. 9,161

Division of Finance of State of Missouri

BNY Trust Company of Missouri TR-100

Legal Title of Trust Company Page 3

TRUST COMPANY

CONSOLIDATED REPORT OF CONDITION
PART 1 - SECURITIES (Exclude assets held in trading accounts)	thousands of dollars
	Held-to-maturity	Available-for-sale
Equity
1. U.S. Treasury Securities	-0-	-0-
2. U.S. Government Agency and Corporate Obligations	-0-	-0-
3. Securities issued by states and political subdivisions in the U.S.	-0-	-0-
4. Other bonds, notes and debentures	-0-	-0-
5. Corporate Stock	-0-	-0-
6. Total (sum of items 1 through 5) (Totals must equal Section A, Items 2a and 2b	-0-	-0-
MEMORANDUM (included in above items)
7. Mortgage derivative products and collateralized mortgage obligations	-0-	-0-
8. Market value of held-to-maturity securities (item 6 above)	-0-
thousands of dollars
Total
PART 2 - CHANGES IN EQUITY CAPITAL	Preferred	Common			Equity
Utilize calendar year-to-date figures. Indicate decreases and	Stock	Stock		Undivided	Capital
losses in parentheses.	(Par Value)	(Par Value)	Surplus	Profits	(Line Total)
1. Balance end of previous year	-0-	500	8,197	1,022	9,719
2. Net income (loss) (Must equal Section B, item 11)				(1,037)	(1,037)
3 Changes in net unrealized holding gains (losses) on available-for-sale securities				-0-	-0-
4. Sale, conversion, acquisition, or retirement of capital	-0-	-0-	-0-	-0-	-0-
5. Changes incident to business combinations	-0-	-0-	-0-	-0-	-0-
6. LESS: Cash dividends declared on preferred stock				-0-	-0-
7. LESS: Cash dividends declared on common stock				-0-	-0-
8. Other increases (decreases) - itemize	-0-	-0-	-0-	-0-	-0-
	-0-	-0-	-0-	-0-	-0-
9. Balance end of current period (total equity capital must equal Section A, item 16)	-0-	500	8,197	(15)	8,682
PART 3 - OFF-BALANCE SHEET ACTIVITIES	thousands of dollars

1. Securities borrowed or lent; Commitments to purchase or sell when-issued securities; Interest rate contracts including (a) Notional value of interest rate swaps, (b) Futures and forward contracts, (c) Option contracts; Other off-balance sheet liabilities

-0-

BNY Trust Company of Missouri TR-100

Legal Title of Trust Company Page 4

TRUST COMPANY

CONSOLIDATED REPORT OF CONDITION
SECTION B - INCOME STATEMENT Report on a calendar year-to-date basis. Indicate losses in parentheses		thousands of dollars

1. Income From Fiduciary Activities:
a. Personal Accounts		0
b. Employee Benefit Accounts		0
c. Corporate Accounts		5,790
d. Other Income		0
2. Interest Income		36
3. Net gains (losses) on sales of securities		0
4. All Other Income (describe amounts exceeding 25% of this item)		2
Intercompany Services Incomes	2
________________________________________________________	0
________________________________________________________	0
5 Total Operating Income (sum of items 1 through 4)		5,828
6. Operating Expenses
a. Salaries		1,992
b. Employee Benefits		450
c. Trust Company Occupancy Expense		192
d. Furniture and Equipment Expense		85
e. Interest Expense		5
f. All Other (describe amounts exceeding 25% of this item)		4,805
Intercompany Service Expense	4,530
________________________________________________________	0
________________________________________________________	0
7. Total Operating Expenses (sum of items a through f)		7,529
8. Net Operating Income (Loss) Before Taxes (items 5 minus 7)		(1,701)
9. Extraordinary Items		o
10. Applicable Income Taxes		(664)
11. Net Income (Loss) After Taxes (sum of items 8 through 10)		(1,037)

Division of Finance - State of Missouri

REPORT OF CONDITION

of the

BNY Trust Company of Missouri of Saint Louis
Name of trust company City

in the state of Missouri at the close of business on September 30, 2003

Thousands of dollars

ASSETS

Cash and balances due from depository institutions . 6,062
Securities
Held-to-maturity securities 0
Available-for-sale securities 0

Assets held in trading accounts . 0
Premises and fixed assets (including capitalized leases) 300
Other Assets . 2,799
Total Assets 9,161

LIABILITIES
Accounts Payable 0
Taxes Payable 75
Other liabilities for borrowed money.................................................................................................................. -0-
Other liabilities .................................................................................................................................................... 404
Total Liabilities .................................................................................................................................................... 479

EQUITY CAPITAL
Preferred Stock ................................................................................................................................................. -0-
Common Stock 500
Surplus 8,197
Undivided Profits (15)
Net unrealized holding gains (losses) on available-for-sale securities -0-
Total Equity Capital ............................................................................................ 8,682
Total Liabilities and Equity Capital .............................................................................. 9,161

I, ___________________________________________ Vice President/Control Manager
Name Title

of the above-named trust company do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

MISSOURI DIVISION OF FINANCE, Post Office Box 716, Jefferson City, Missouri 65102-0716
LEGAL TITLE OF TRUST COMPANY
CLOSE OF BUSINESS DATE
CITY	COUNTY	ZIP CODE
Cut the printed report from the newspaper and attach here Forward certificate as promptly as possible

Section 362.295 RSMo

3. Every report, exclusive of the verification, shall, within thirty days after it shall have been filed with the director, be published by the bank or trust company in one newspaper of the place where its place of business is located, or if no newspaper is published there in a newspaper of general circulation in the town and community in which the bank or trust company is located; the newspaper to be designated by the board of directors and a copy of the publication, with the affidavit of the publisher thereto, shall be attached to the report; provided, if the bank or trust company is located in a town or city having a population exceeding ten thousand inhabitants, then the publication must be in a daily newspaper, if published in that city; but if the bank or trust company is located in a town or city having a population of ten thousand inhabitants or less, then the publication may be in either a daily or weekly newspaper published in the town or city as aforesaid; and in all cases a copy of the statement shall be posted in the banking house accessible to all.

PUBLISHER'S CERTIFICATE

STATE OF _______________________}

SS.

COUNTY OF_____________________}

Personally appeared before the undersigned, a notary public within and for said county and State, ______________________ ______________________________________, publisher of the ____________________________________________________, a newspaper published at ________________________________, county of ____________________________________________,

State of Missouri, who, being duly sworn, states on oath that the report of _____________________________________________,

Name and Location of Trust Company

a true copy of which is hereto annexed, was published in said newspaper in its issue of the ________________________ day of ____________________________, __________________.

_____________________________________________________

Publisher

__________________________

Acknowledgement of the publisher must be made before a notary public or other official authorized to administer oaths.

__________________________

Sworn to and subscribed before me this _____________________ day of _______________________, __________________.

_____________________________________________________

Notary Public

My commission expires ________________________, ________.

(SEAL)